United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Principal Officers.

On September 11, 2008, the Board of Directors of Chesapeake Utilities Corporation (the “Company”) approved the promotions of two executive officers. Effective September 15, 2008, Michael P. McMasters will serve as Executive Vice President and Chief Operating Officer of the Company. He has served as the Company’s Chief Financial Officer since 1997 and Senior Vice President since 2004. Beth W. Cooper will succeed Mr. McMasters as Senior Vice President and Chief Financial Officer of the Company. She has served as the Company’s Vice President and Corporate Secretary since 2005 and Corporate Treasurer since 2003.

Mr. McMasters, age 50, joined the Company in 1980 as a Staff Accountant. He has served as Vice President, Treasurer, Director of Accounting and Rates and Controller. He also held the position of Vice President of Eastern Shore Natural Gas Company, the Company’s natural gas transmission subsidiary. Mr. McMasters spent two years of his career at Equitable Gas Company, serving as Director of Operations Planning. Overall, he has twenty-seven years of experience in the utilities industry. In his new role, Mr. McMasters will be responsible for the direct oversight of day-to-day operations for all of the Company’s varied business units, while continuing to focus on operational excellence throughout all Company operations.

Ms. Cooper, age 41, joined the Company in 1990 and has served as Assistant Vice President, Assistant Treasurer, Assistant Secretary, Director of Internal Audit, Director of Strategic Planning, Planning Consultant, Accounting Manager for Non-regulated Operations and Treasury Analyst. She has eighteen years of experience in the utilities industry. In her new position, Ms. Cooper will oversee Chesapeake’s financial, corporate governance and communications functions. She will continue to serve as Corporate Secretary and Treasurer.

Mr. McMasters has an employment agreement with the Company, which was included as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 5, 2007. Ms. Cooper also has an employment agreement with the Company, which was included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 13, 2007.

Effective September 15, 2008, the base salaries of Mr. McMasters and Ms. Cooper are increasing $9,000 and $10,000, respectively. The remaining terms of their employment agreements and their current compensatory arrangements are unaffected by their promotions. Mr. McMasters and Ms. Cooper will continue to participate in the various compensation plans applicable to executive officers of the Company, as previously described in the Company’s periodic reports filed with the SEC. Their compensatory arrangements have been disclosed in the “Executive Compensation” section of the Company’s Proxy Statement dated March 28, 2008, filed with the SEC on April 1, 2008. Their awards and award targets under the Company’s Performance Incentive Plan (“PIP”) and Cash Bonus Incentive Plan (“CBIP”) remain as disclosed in the Company’s Form 8-K filed with the SEC on January 24, 2008.

The terms of the PIP are fully described in the Company’s Proxy Statement dated March 28, 2005. The 2005 Proxy Statement, with a copy of the PIP attached as Exhibit B thereto, was filed with the SEC on April 5, 2005. The CBIP was adopted by the Company on January 1, 2005, and was included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 16, 2005. Performance Share Agreements pursuant to the PIP, by which the Company granted Performance Share Awards to each of Mr. McMasters and Ms. Cooper, were included as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 10, 2008.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 — Press Release of Chesapeake Utilities Corporation, dated September 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Beth W. Cooper
——————————————
Beth W. Cooper
Senior Vice President and Chief Financial Officer

Date:  September 15, 2008